Exhibit 99.1
December 16, 2009
Investors May Contact:
Kevin Stitt, Bank of America, 1.704.386.5667
Lee McEntire, Bank of America, 1.704.388.6780
Reporters May Contact:
Robert Stickler, Bank of America 1.704.386.8465
robert.stickler@bankofamerica.com
Bank of America Board of Directors Elects Brian Moynihan CEO
Moynihan to Assume New Office Effective January 1, 2010
CHARLOTTE — The Bank of America Board of Directors today elected Brian T. Moynihan as chief executive officer and president of the company. He will assume the office and join the Board of Directors following the retirement of Kenneth D. Lewis on December 31, 2009.
Moynihan, 50, has held senior leadership positions at Bank of America representing experience across virtually all business lines. He currently is president of Consumer and Small Business Banking, which has relationships with about 53 million households and small businesses across the United States.
“Brian’s wide range of experience, his relationships inside and outside of the company, and his demonstrated ability to understand business dynamics and effect constructive change made him the best person for the position,” said Dr. Walter E. Massey, chairman of Bank of America, who led a search that considered both internal and external candidates.
“Brian has been the top executive leading wealth management, corporate and investment banking and consumer banking. His work with international clients in our capital markets businesses has given him broad knowledge of and perspective on global financial services markets. He has excelled in every role, earning the loyalty and respect of customers and associates alike. In short, Brian brings the right combination of knowledge, experience and leadership to achieve all of our company’s goals for the future.
“While we considered external candidates,” Massey continued, “the Board decided after listening to shareholders, regulators and others that Brian’s experience was commensurate with or better than any of those candidates, and he offered the advantage of a smooth transition. Bank of America has a talented team, and one of our principal jobs as directors is to support that team as it goes about creating value for all of our constituencies.”
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Moynihan, who was named to his current role earlier this year, joined FleetBoston Financial (a predecessor to Bank of America) in 1993. He subsequently rose to senior positions at that company. Fleet was acquired by Bank of America in 2004.
“I am honored to have the opportunity to lead this important company,” said Moynihan. “We have everything we need at Bank of America to be the best financial services company in the world. We have leading positions in every important sector and market. We have capabilities that I believe match or exceed all our competitors. We have the right values and culture, and we have an unbelievably dedicated management team and associate base.
“What we need to do now is very simple,” Moynihan continued. “We need to execute. This company has a long tradition of operational excellence and strong execution. My goal is to refocus our efforts and attention on those core capabilities that will make us the best financial services firm in the world.
“Clearly, customers and clients have benefited from the franchise Ken Lewis, Hugh McColl and others have built over the decades. Our business model has also worked for shareholders. Before the crisis, we were the most efficient banking company with our business mix in the country, and we will see that as a target going forward. I believe we have the scale, capital, liquidity and diversity of income that all support safety and soundness.
“But as the world has changed, we must continue to be flexible and build on our strong tradition, and change to meet our customers’ needs,” Moynihan said. “We think of this not as changing the business model, but changing the way we do business. We are committed to fairness and transparency as we seek to provide the best financial products and services in the world.”
Since taking over Consumer and Small Business Banking last August, Moynihan has spearheaded the introduction of a new Basic Credit Card, the freezing of credit card rates and the amending of overdraft policies to benefit customers.
Moynihan will succeed Lewis, who has served as Bank of America’s chief executive officer since 2001. Lewis recently announced that he will retire from the company after a 40-year career on December 31, 2009.
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“I have worked closely with Brian Moynihan for six years, and I believe he is the right person to lead our company forward,” Lewis said. “He is a decisive leader and an exacting manager. He understands the U.S. and global financial services markets, and is extremely adept at the art of managing risk and reward. He knows this company and its capabilities as well as, if not better than, anyone. Most importantly, he cares deeply about our customers, our shareholders, our associates and the communities we serve. I applaud the Board’s choice — Brian is the perfect leader to bring our many market-leading businesses together, to build on our long-standing culture of operational excellence, and to make sure our focus stays 100 percent on our customers and clients as we move ahead.”
About Brian Moynihan
Brian Moynihan joined FleetBoston Financial in April 1993. He was promoted to lead Corporate Strategy and Development and then went on to lead Global Wealth and Investment Management at the company. Following Bank of America’s 2004 merger with FleetBoston Financial, he joined Bank of America as president of Global Wealth and Investment Management, overseeing the delivery of industry-leading financial services to individual and institutional investors, commercial businesses and large corporations, financial institutions and government entities across the United States and in more than 150 countries.
From 2007 to 2009, Moynihan served as president of Global Corporate and Investment Banking, leading a business delivering a wide range of financial services products and services to more than 140,000 clients around the world, ranging from small, high-growth and middle-market companies to large multinational corporations, government entities, financial sponsors and institutional investors.
Moynihan is a member of the bank’s executive management team, and chairs Bank of America’s Global Diversity and Inclusion Council.
Moynihan is a graduate of Brown University and the University of Notre Dame Law School. He serves on the boards of directors of YouthBuild Boston and the Boys and Girls Clubs of Boston. He is a former chairman of the Travelers Aid Society of Rhode Island and Providence Haitian Project, Inc.
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About Kenneth D. Lewis
Lewis was named chief executive officer in 2001, succeeding Hugh L. McColl, Jr., who served as CEO from 1983 to 2001. Lewis joined North Carolina National Bank (NCNB, predecessor to NationsBank and Bank of America) in 1969 as a credit analyst in Charlotte. After serving in a variety of leadership roles across the company, he was named chief executive officer and president of Bank of America in April of 2001.
Lewis was born in 1947 in Meridian, Mississippi. He earned a bachelor’s degree in finance from Georgia State University, and is a graduate of the Executive Program at Stanford University.
Lewis is the only two-time winner of American Banker newspaper’s “Banker of the Year” award (2002, 2008). He was named in 2007 as one of the 100 most influential people in the world by Time magazine.
During Lewis’ tenure, Bank of America attracted millions of new customers and expanded existing relationships through the creation of new financial products, services, delivery channels and technologies, and by improving customer satisfaction significantly across every major line of business. Through selective acquisitions, Lewis garnered market-leading positions and opportunities for future growth for the bank in important markets and sectors of the financial services industry, including the Northeast and Midwest U.S. banking markets, private banking, card services, home lending, wealth management and investment banking.
Under Lewis’ leadership, Bank of America announced new 10-year, nationwide goals for community development lending and investing ($1.5 trillion) and philanthropic giving ($2 billion), and a $20 billion Environmental Initiative aimed at investing in the companies and technologies that are helping to create environmental and economic sustainability around the world.
Bank of America
Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 53 million consumer and small business relationships with 6,000 retail banking offices, more than 18,000 ATMs and award-winning online banking with more than 29 million active users. Bank of America is among the world’s leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to more than 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients in more than 150 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.
www.bankofamerica.com
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